April 11, 2001                              FOR IMMEDIATE RELEASE

Contact:

Richard F. Bonini                           Mario S. Levis
Senior Executive Vice President & CFO       Executive Vice President & Treasurer
Tel: (212) 329-3728                         Tel: (787) 749-7108


                       DORAL FINANCIAL CORPORATION REPORTS
                                 RECORD EARNINGS
                   FOR THE FIRST QUARTER ENDED MARCH 31, 2001

         San Juan, Puerto Rico, April 11, 2001 - Doral Financial Corporation (NASDAQ: DORL), a diversified financial holding company with banking operations in the United States and Puerto Rico and the largest residential mortgage lender in Puerto Rico, reported record results for the first quarter ended March 31, 2001.

         Income before the cumulative effect of adopting FASB 133 was a record $28.1 million, or $0.60 per diluted share for the first quarter of 2001, compared to $20.3 million, or $0.45 per diluted share a year ago representing an increase of 38%. As a result of the implementation of FASB 133 on January 1, 2001, which changed the accounting for derivative financial instruments, the Company reclassified certain securities previously classified as held to maturity to the trading portfolio. The reclassification resulted in a one-time-gain-cumulative-effect type adjustment of $5.9 million which increased net income for the quarter to $34.0 million or $0.73 per diluted share.

         Net interest income for the first quarter of 2001 was $13.7 million compared to $11.0 million for the same period a year ago. With the recent reduction of interest rates and the potential for further reductions in the future the Company anticipates that it will be able to improve its net interest income.

         For the quarter ended March 31, 2001, net gain on mortgage loan sales increased to $45.9 million from $24.1 million for the comparable 2000 period, an increase of 90%. This was due to increased volume of mortgage loan originations and sales of mortgages, together with better pricing.

         The volume of mortgage loan production for the first quarter of 2001 was $915 million, compared to $782 million for the comparable 2000 period, an increase of 17%. This is the highest mortgage production for any given three-month period in the history of the Company. The sustained high level of originations reflects the Company's efforts to continue to better serve the consumer, Doral's ongoing branch expansion, the Company's strength in new housing production and availability of a wide range of attractive financial products and services.

         Doral Bank, Puerto Rico (PR), which is Puerto Rico's fastest growing commercial bank, finished the first quarter 2001 with over $2.8 billion in assets and contributed $9.7 million to the company's consolidated net income, which represented 29% of consolidated net income for such period. The Bank, which closed the first quarter of 2001 with 24 branches, expects to open 8 additional branches throughout Puerto Rico in the remaining nine months of 2001.

         Doral Bank, New York (NY), continued its steady growth achieving a record quarter in loan production. At the end of the first quarter 2001, it had assets of $186 million and deposits of $119 million. On April 9, 2001, Doral Bank (NY) opened its second branch in New York City in Washington Heights. In addition, there are three more branches in the pre-opening stage. The New York initiative which has incorporated from day one Doral Financial's operating philosophy of excellent customer satisfaction based on extended hours, personalized, friendly and technologically advanced efficient services, conducted in a multi-language environment, is showing successful results and offers great opportunity for future growth.

         Mr. Salomon Levis, Chairman of the Board and Chief Executive Officer commented on the financial results by stating: "It is a pleasure to report these excellent results which top our first quarter 2000 record performance and point to another extraordinary and banner year for Doral Financial. These very strong record earnings, which for the first time exceeded $25 million for any quarter, demonstrate the Company's ability to operate with great success under diverse interest rate environments". Mr. Levis remarked, "The Company's net interest income will be favorably impacted by renewing short term repurchase agreements and other borrowings at lower interest rates. Doral has also begun to enter into longer term repurchase agreements secured by its fixed rate tax exempt GNMA MBS portfolio and extending the maturity of other debt at very attractive rates allowing the Company to lock in a higher net interest income spread for years to come".

         Mr. Levis added, "As the Company's net income before tax rises significantly our two international banks ("IBE's"), Doral Overseas, a Division of the parent Company and Doral International Bank, a subsidiary of Doral

Bank, Puerto Rico, are beginning to bear fruit in sustaining Doral Financial's attractive effective income tax rates. These units, which became operational during 2000 and were established under Puerto Rico's international banking laws, make it possible for the Company to own AAA rated US investments, such as US Treasury Bonds and Notes, US Government Agency products, Fannie Mae and Freddie Mac mortgage backed securities whose interest income is tax exempt to the Company for Puerto Rico income tax purposes. Going forward, these IBE's should become greater contributors to earnings. This unique feature provides Doral Financial with a distinctive advantage over its mainland peers, resulting in the additional enhancement of shareholders value to which we are fully committed."

         Mr. Levis closed by saying: "Our business has never been this great".

         Doral Financial's Chief Executive Officer, its Chief Financial Officer and the Treasurer are available to answer appropriate questions regarding earnings results as well as other corporate matters at any time convenient to interested participants. You are welcome to call.

FORWARD LOOKING STATEMENTS

         This press release contains certain "forward-looking statements" concerning the Company's economic future performance. The words or phrases "expect", "anticipate", "look forward" and similar expressions are meant to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

         The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, include regional and national economic conditions, changes in the interest rates, competitive and regulatory factors and legislative changes, could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from those anticipated or projected.

         The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

                           DORAL FINANCIAL CORPORATION
                      Consolidated Statement Of Operations
                  (Dollars in Thousands Except Per Share Data)
                                  (Nasdaq:DORL)
                                   (Unaudited)

STATEMENT OF INCOME

                                                                              QUARTER ENDED
                                                           ------------------------------------------------
                                                                     MARCH 31,                 DECEMBER 31,
                                                           ------------------------------      ------------
                                                               2001              2000              2000
                                                           ------------       -----------      ------------
Interest income                                            $     86,143       $    71,504      $     86,714
Interest expense                                                 72,425            60,546            76,425
                                                           ------------       -----------      ------------
Net interest income                                              13,718            10,958            10,289
Provision for loan losses                                         1,085               848             1,373
                                                           ------------       -----------      ------------
Net interest income after provision for loan losses              12,633            10,110             8,916
                                                           ------------       -----------      ------------
Non-interest income:
  Net gain on mortgage loan sales                                45,895            24,136            38,297
  Trading account                                               (10,822)              927            (1,608)
  Gain on sale of investment securities                           2,843             3,299               203
  Servicing income                                                6,996             6,461             6,800
  Commissions, fees and other income                              3,496             2,098             2,800
                                                           ------------       -----------      ------------
Total non-interest income                                        48,408            36,921            46,492
                                                           ------------       -----------      ------------
Non-interest expense:
  Compensation and benefits, net                                 11,102             9,533            10,713
  Taxes, other than payroll and income taxes                      1,095             1,044             1,011
  Professional services                                           1,373             1,008             1,272
  Telephone                                                         949               985             1,045
  Rent                                                            1,446             1,380             1,488
  Amortization of servicing assets                                4,752             2,921             4,282
  Depreciation and amortization                                   2,192             1,528             2,063
  Maintenance                                                       423               303               430
  Advertising                                                     1,805             2,103             2,126
  Other, net                                                      4,010             3,633             5,422
                                                           ------------       -----------      ------------
Total non-interest expense                                       29,147            24,438            29,852
                                                           ------------       -----------      ------------
Income before income taxes                                       31,894            22,593            25,556
Income taxes                                                      3,828             2,317             2,813
                                                           ------------       -----------      ------------
Income before cumulative effect
  of change in accounting principle                              28,066            20,276            22,743
Cumulative effect of change in accounting principle               5,929                --                --
                                                           ------------       -----------      ------------

NET INCOME                                                 $     33,995       $    20,276      $     22,743
                                                           ============       ===========      ============
EARNINGS PER SHARE:
  Basic:
    Income before cumulative effect                        $       0.60       $      0.46      $       0.48
    Cumulative effect of change in accounting principle            0.14                --                --
                                                           ------------       -----------      ------------
NET INCOME                                                 $       0.74       $      0.46      $       0.48
                                                           ============       ===========      ============
  Diluted:
    Income before cumulative effect                        $       0.60       $      0.45      $       0.48
    Cumulative effect of change in accounting principle            0.13                --                --
                                                           ------------       -----------      ------------
NET INCOME                                                 $       0.73       $      0.45      $       0.48
                                                           ============       ===========      ============
WEIGHTED COMMON SHARES OUTSTANDING:
  Basic                                                      42,524,475        40,428,920        42,364,930
                                                           ============       ===========      ============
  Diluted                                                    43,213,663        42,362,634        42,879,327
                                                           ============       ===========      ============

                               DORAL FINANCIAL CORPORATION
                        Selected Balance Sheet And Operating Data
                      (Dollars in Thousands, Except Per Share Data)
                                      (Nasdaq:DORL)

                                                                  AS OF
                                              ---------------------------------------
                                              MARCH 31, 2001         DECEMBER 31, 2000
                                              --------------         ----------------
BALANCE SHEET DATA                              (UNAUDITED)               (AUDITED)
------------------
Money market investments                        $  684,540              $  399,320
Mortgage loans held-for-sale                     1,528,447               1,354,605
Trading securities, at fair value                1,143,380               1,101,938
Securities held-to-maturity                      1,026,902               1,558,313
Securities available-for-sale                      346,318                 182,374
Loans receivable, net                              463,038                 398,191
Total Assets                                     5,735,484               5,463,386
Stockholders' Equity                               528,655                 505,710


                                                   FOR THE QUARTER ENDED MARCH 31,
                                                ------------------------------------
OPERATING DATA                                     2001                     2000
                                                ----------               -----------
Mortgage Loan Production                        $  915,000               $   782,000
Loan Servicing Portfolio                        $9,029,000               $ 7,895,000


                                                    FOR THE QUARTER ENDED MARCH 31,
                                                 -----------------------------------
FINANCIAL RATIOS                                     2001                      2000
----------------                                 -----------               ---------
Return on average asset:
  Income before cumulative effect                    2.02%                    1.75%
  Net Income                                         2.45%                    1.75%
Return on average common equity:
  Income before cumulative effect                   26.29%                   24.19%
  Net Income                                        32.35%                   24.19%
Common stock dividend payout ratio:
  Income before cumulative effect                   16.67%                   17.87%
  Net Income                                        13.70%                   17.87%


                                                      FOR THE QUARTER ENDED MARCH 31,
                                                    ----------------------------------
CASH DIVIDENDS PER SHARE                                2001                   2000
------------------------                            -----------            -----------
Common                                              $      0.10            $      0.08
Cumulative Preferred (1)                            $        --            $     20.00
Noncumulative Preferred, Series A (2)               $      0.88            $      0.88
Noncumulative Preferred, Series B (3)               $      0.52            $        --

BOOK VALUE PER COMMON SHARE                         $      9.48            $      7.66
----------------------------


(1) Represents dividends on 8,460 shares of the Company's 8% Convertible Cumulative Preferred Stock (Liquidation Preference $1,000 per share) which were privately placed with a local financial institution and converted into 1,933,714 shares of Common Stock on March 31, 2000.
(2) Represents dividends on 1,495,000 outstanding shares of the Company's 7% Non-Cumulative Monthly Income Preferred Stock (Liquidation Preference $50 per share).
(3) Represents dividends on 2,000,000 outstanding shares of the Company's 8.35% Non-Cumulative Monthly Income Preferred Stock (Liquidation Preference $25 per share).